Exhibit 107

Calculation of Filing Fee Tables

F-1

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(Form Type)

Locafy Limited

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)(3)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one ordinary share, no par value, and one Warrant	457	(o)			$11,500,000		$92.70 per $1,000,000	$1,066.06
Fees to Be Paid	Equity	Ordinary Shares, no par value, included in the Units	457	(i)			-	(4)
Fees to Be Paid	Equity	Warrants included in the Units	457	(i)			-	(4)
Fees to be Paid	Equity	Ordinary Shares underlying the Warrants	457	(o)			$10,000,000		$92.70 per $1,000,000	$927.00
Fees to be Paid	Equity	Representative’s Warrants	457	(g)			-	(5)
Fees to be Paid	Equity	Ordinary Shares underlying the Representative’s Warrants(6)	457	(g)			$862,500		$92.70 per $1,000,000	$79.95
Fees Previously Paid	Equity	-	457	(o)			$10,000,000		$92.70 per $1,000,000	$927.00
	Total Offering Amounts						$22,362,500			$2,073.00
	Total Fees Previously Paid									$927.00
	Total Fee Offsets									$-
	Net Fee Due									$1,146.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on an estimate of the proposed maximum offering price.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Includes the aggregate offering price of additional ordinary shares and/or warrants to purchase ordinary shares that may be acquired by the underwriters to cover the option to purchase additional securities, if any.
(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. Represents warrants to purchase a number of ordinary shares up to 6.0% of the aggregate number of ordinary shares sold in this offering. We have calculated the proposed maximum aggregate offering price of the ordinary shares underlying the representative’s warrants assuming that such warrants are exercisable at a price per ordinary share equal to 125% of the initial public offering price per Unit.